EXHIBIT 10.5

ALT GROUP AND SPICY PICKLE FRANCHISING, INC. MODIFICATION TO
SECURED INTEREST AND PROMISSORY NOTES DATED
DECEMBER 8, 2011

ALT GROUP
SPICY PICKLE FRANCHISING, INC.
MODIFICATION TO SECURED INTEREST AND PROMISSORY NOTES

DECEMBER 8, 2011 (the “Effective Date”)

This Agreement (the “Agreement”) is entered into this 8th day of December 2011 by and between ALT, LLC, ALT II, LLC, and ALT III, LLC, all Colorado limited liability companies of common ownership (the “ALT Group”) and Spicy Pickle Franchising, Inc. (the “Company”).  This Agreement is intended to modify, amend and otherwise revise the respective secured promissory notes dated March 1, 2008 between the parties, as amended, (the “ALT Notes”) and the ALT Group’s rights and interests in the Security Agreement of February 1, 2011 (the “February Security Agreement”).

RECITALS

A.
As part of the asset purchase agreement between the parties, dated March 1, 2008, the Company purchased from the ALT Group certain assets with respect to the three Spicy Pickle® restaurants and delivered to the ALT Group, as part of the related payment, the ALT Notes, attached as Exhibit A.

B.
On February 1, 2011, the parties amended the ALT Notes, which amendments included without limitation the extension of the date of maturity from March 1, 2011 to December 31, 2012 and restructuring of the payment schedules accordingly. The parties also modified the related security interest with respect to the ALT Notes through the execution of the February Security Agreement, attached as Exhibit B.

C.
The February Security Agreement placed the ALT Group on senior pari passu terms with the Reeds and BonAnnos, as defined below, providing for a pro-rata share based on the outstanding balance of amounts owed of a general floating lien in the Company’s assets.

D.	The Company now desires to obtain $1.45 million dollars in additional financing in an effort to remain solvent.

E.
Certain creditors, Raymond J. BonAnno and Joan L. BonAnno (the “BonAnnos”) and Presley and Stacey Reed (the “Reeds”) (collectively, the Reeds and BonAnnos may sometimes be referred to herein as the “Reed Group Creditors”), desire to loan $1.45 million dollars to the Company pursuant to the terms of a new secured promissory note (the “Reed Group Note”).

F.
In addition to the new Reed Group Note, the Reeds hold (i) a Convertible Promissory Note, dated September 30, 2009, as amended on May 10, 2010, issued by the Company; (ii) a Convertible Promissory Note, dated May 10, 2010, issued by the Company; (iii) a Convertible Promissory Note, dated April 15, 2011, issued by the Company; and (iv) and a Secured Promissory Note, dated October 31, 2011 in the amount of $250,000 (collectively, the “Reed Debt”)

G.
In addition to the new Reed Group Note, the BonAnnos hold (i) a Convertible Promissory Note, dated September 30, 2009, as amended on May 10, 2010, issued by the Company; and (ii) a Convertible Promissory Note, dated April 15, 2011, issued by the Company; (collectively, the “BonAnno Debt”);

H.
The ALT Group has agreed to subordinate its interests provided to it through the February Security Agreement to the Reed Group Creditors with respect to the Reed Debt and the BonAnno Debt on the terms as provided below; and has also agreed to extend the maturity date of each ALT Note on terms as provided below to December 31, 2013 (or upon the occurrence of an Event of Default as provided for in each respective ALT Note).

I.
As part of the consideration for this Agreement, the Company has agreed to pay the ALT Group certain advanced principal payments on the ALT Notes and has agreed to pay a certain amount in financing fees to the ALT Group as a further incentive.

NOW THEREFORE, inconsideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the ALT Group agree as follows:

1.
Conflict &  Terms. It is the express intention of the parties that should there be any conflict between the terms of this Agreement and the terms of any ALT Note, as amended, or the February Security Agreement that the terms of this Agreement should be controlling.

2.	Amended ALT Notes. The first page of each ALT Note is hereby deleted in its entirety and replaced with the respective page in Exhibit C, which is attached hereto and incorporated herein by reference.

3.
Payment Schedule. Three separate payment schedules, reflecting the payments now due under each ALT Note pursuant to the amendments from Section 2 above, are attached hereto as Exhibit D and incorporated herein by reference (the “ALT Payment Schedules”).  As additional consideration for this Agreement and as described in the ALT Payment Schedules: (i) the payment schedule for ALT, LLC reflects a one-time principal payment of $15,000 due on the execution of this Agreement; (ii) the payment schedule for ALT II, LLC reflects a one-time principal payment of $15,000 due on February 29, 2012; and (iii) the payment schedule for ALT III, LLC reflects a one-time principal payment of $15,000 due on May 31, 2012 (collectively, the “Early Principal Payments”).

4.
Subordination.  The ALT Group hereby agrees and shall automatically, without further notice, consent or writing of any kind, subordinate its respective security interests to the Reed Group Creditors as provided below:

(a)
Upon receipt of the Early Principal Payment by ALT, LLC, ALT, LLC shall subordinate its respective security interests as provided in the February Security Agreement to the Reed Group Creditors with respect to all of the Reed Debt and all of the BonAnno Debt;

(b)
Upon receipt of the Early Principal Payment by ALT II, LLC, ALT II, LLC shall subordinate its respective security interests as provided in the February Security Agreement to the Reed Group Creditors with respect to all of the Reed Debt and all of the BonAnno Debt;

(c)
Upon receipt of the Early Principal Payment by ALT III, LLC, ALT III, LLC shall subordinate its respective security interests as provided in the February Security Agreement to the Reed Group Creditors with respect to all of the Reed Debt and all of the BonAnno Debt;

Except as otherwise provided for herein, the February Security Agreement shall remain unchanged and in full force and effect.

5.	Refinancing Fees. As additional consideration for this Agreement, the Company shall pay, as refinancing fees and not as principal payments:

(i)
FOUR Thousand AND NO/100’s Dollars ($4,000) each to ALT, LLC, ALT II, LLC and ALT III, LLC on March 31, 2012 and again on March 31, 2013 for a total payment to the ALT Group collectively, pursuant to this Section 5(i), of TWENTY-FOUR THOUSAND AND NO/100’S DOLLARS ($24,000) (the “Additional Payments”).  Notwithstanding, no Additional Payment shall be due with respect to any individual ALT Note if said ALT Note is paid in full prior to the date said Additional Payments would otherwise be due; AND

(ii)
ONE THOUSAND FIVE HUNDRED AND N\O/100’s Dollars ($1,500) each to ALT, LLC, ALT II, LLC and ALT III, LLC at the time of executing this Agreement for a total payment to the ALT Group collectively, pursuant to this Section 5(ii), of FOUR THOUSAND FIVE HUNDRED AND NO/100’s DOLLARS ($4,500).

6.
Late Fees. In the event that the Company fails to pay any individual payment or all payments under the ALT Notes when due on a given date, with delivery to be evidenced by an overnight delivery service providing documentation of receipt, then the Company shall pay to the ALT Group collectively and in total a $100.00 late fee as a  late payment, and, in addition, the Company shall pay to the ALT Group collectively and in total a $25 late fee per day for each subsequent day thereafter until the underlying amount triggering the late fee(s) is fully paid (the “Late Fee”). The Late Fee shall be paid pro-rata to each individual ALT company of the ALT Group (unless designated otherwise in writing by the ALT Group), and shall never exceed in the aggregate $100 for the first day and $25 for each day thereafter for the entire ALT Group collectively. In no event shall the Company be required to pay a late payment and/or interest at a rate greater than the maximum interest rate permitted by applicable law.

7.
Pre-Payment Discount. In exchange for (i) the full satisfaction of each ALT Note with each Alt Note being deemed paid in full; (ii) the full release of the Company and its employees, officers, directors, agents and affiliates; and (iii) the termination, cancellation and release of the ALT Group’s rights and security interest with respect to the February Security Agreement and any other interest on any of the Company’s collateral: the Company may, in its sole and absolute discretion, at any time on or before December 31, 2012, pay to the ALT Group, paid pro-rata to each ALT company in accordance with the amounts then owed under each ALT Note, ONE HUNDRED TWENTY THOUSAND AND NO/100’s DOLLARS ($120,000.00) plus any and all unpaid principal payments that would otherwise have become due and owing under each ALT Note (absent an Event of Default), per the ALT Payment Schedules, prior to December 31, 2012.

8.	Effect. Except as otherwise provided for herein, all the terms of the ALT Notes and the February Security Agreement shall remain in full force and effect.

9.	Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the state of Colorado.

10.
Jurisdiction & Venue.  In the event of a breach or threatened breach of this Agreement, the parties hereby irrevocably submit to the jurisdiction of the state and federal courts of Colorado, and irrevocably agree that venue for any action or proceeding shall be in the state and federal courts located in Denver County, Colorado.  Both parties waive any objection to the jurisdiction of these courts or to venue in the state and federal courts of Colorado.

11.
Successors and Assigns.  The terms, agreements, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

12.
Modification.  This Amendment may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

13.
Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.  Facsimile or “pdf”” signatures shall be sufficient and fully binding.

14.
Severability. Should any provision in this Agreement or any provision of any agreement incorporated or referenced herein, be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

15.
Entire Agreement.  This Agreement, including the schedules and exhibits, and the other instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein and constitute the entire agreement of the Parties with respect to the transactions contemplated hereby and supersede all other prior agreements or understandings among the Parties hereto with respect to the subject matter hereof.

[Signatures are on the following page.]

In witness whereof, the Company and the ALT Group have executed this Agreement as of the Effective Date.

COMPANY:

Spicy Pickle Franchising, Inc.

By:   /s/ Mark Laramie
Name: Mark Laramie
Title: CEO

ALT GROUP:

ALT, LLC

By:    /s/ Larry B. Spikes
Name:  Larry B. Spikes
Title:    Managing Member

ALT II, LLC

By:    /s/ Larry B. Spikes
Name:  Larry B. Spikes
Title:    Managing Member

ALT III, LLC

By:    /s/ Larry B. Spikes
Name:  Larry B. Spikes
Title:    Managing Member